As filed with the Securities and Exchange Commission on July 10, 2015
File No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

Form 10
_____________________

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g)
OF THE SECURITIES EXCHANGE ACT OF 1934
_____________________
Computer Sciences Government Services Inc.
(Exact name of registrant as specified in its charter)
______________________

Nevada	47-4310550
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3170 Fairview Park Drive
Falls Church, Virginia	22042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:
703-641-3000
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Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.001
Securities to be registered pursuant to Section 12(g) of the Act:
None.
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Computer Sciences Government Services Inc.
Information Required in Registration Statement
Cross-Reference Sheet Between the Information Statement and Items of Form 10

This Registration Statement on Form 10 incorporates by reference information contained in our Information Statement filed as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the Information Statement.

Item No.	Caption	Location in Information Statement
1.	Business
See “Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “The Spin-Off,” “Capitalization,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Where You Can Find More Information”

1A.	Risk Factors	See “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements”
2.	Financial Information	See “Summary,” “Risk Factors,” “Capitalization,” “Selected Historical Combined Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”
3.	Properties	See “Business—Properties”
4.	Security Ownership of Certain Beneficial Owners and Management	See “Security Ownership of Certain Beneficial Owners and Management”
5.	Directors and Executive Officers	See “Management”
6.	Executive Compensation	See “Management” and “Executive Compensation”
7.	Certain Relationships and Related Transactions, and Director Independence	See “Risk Factors,” “Management” and “Certain Relationships and Related Party Transactions”
8.	Legal Proceedings	See “Business—Legal Proceedings”
9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	See “The Spin-Off,” “Dividend Policy,” “Security Ownership of Certain Beneficial Owners and Management” and “Description of Our Capital Stock”
10.	Recent Sales of Unregistered Securities	See “Description of Our Capital Stock”
11.	Description of Registrant’s Securities to be Registered	See “Description of Our Capital Stock”

12.	Indemnification of Directors and Officers	See “Description of Our Capital Stock” and “Certain Relationships and Related Party Transactions—Agreements with CSC—Master Separation and Distribution Agreement”
13.	Financial Statements and Supplementary Data	See “Summary,” “Selected Historical Combined Financial Data” and “Index to Financial Statements” and the financial statements referenced therein
14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	None
15.	Financial Statements and Exhibits	(a) Financial Statements See “Index to Financial Statements” and the financial statements referenced therein
(b) Exhibits
See below

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Form of Master Separation and Distribution Agreement between CSC and Computer Sciences Government Services Inc.*
3.1	Form of Amended and Restated Articles of Incorporation of Computer Sciences Government Services Inc.
3.2	Form of Amended and Restated Bylaws of Computer Sciences Government Services Inc.
10.1	Form of Transition Services Agreement between CSC and Computer Sciences Government Services Inc.*
10.2	Form of Tax Matters Agreement between CSC and Computer Sciences Government Services Inc.*
10.3	Form of Employee Matters Agreement between CSC. and Computer Sciences Government Services Inc.*
10.4	Form of Real Estate Matters Agreement between CSC and Computer Sciences Government Services Inc.*
10.5	Form of IP Matters Agreement between CSC and Computer Sciences Government Services Inc.*
10.6	Form of Non-competition Agreement between CSC and Computer Sciences Government Services Inc.*
10.7	Form of Exclusive Non-U.S. Agency Agreement between CSC and Computer Sciences Government Services Inc.*
21.1	List of subsidiaries of Computer Sciences Government Services Inc.*
99.1	Preliminary Information Statement of Computer Sciences Government Services Inc., subject to completion, dated July 10, 2015
* To be filed by amendment.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement on Form 10 to be signed on its behalf by the undersigned, thereunto duly authorized.

COMPUTER SCIENCES GOVERNMENT SERVICES INC.

By:         /s/  Lawrence B. Prior III
      Name: Lawrence B. Prior III
      Title: President and Chief Executive Officer

Dated: July 10, 2015

EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1	Form of Master Separation and Distribution Agreement between CSC and Computer Sciences Government Services Inc.*
3.1	Form of Amended and Restated Articles of Incorporation of Computer Sciences Government Services Inc.
3.2	Form of Amended and Restated Bylaws of Computer Sciences Government Services Inc.
10.1	Form of Transition Services Agreement between CSC and Computer Sciences Government Services Inc.*
10.2	Form of Tax Matters Agreement between CSC and Computer Sciences Government Services Inc.*
10.3	Form of Employee Matters Agreement between CSC and Computer Sciences Government Services Inc.*
10.4	Form of Real Estate Matters Agreement between CSC and Computer Sciences Government Services Inc.*
10.5	Form of IP Matters Agreement between CSC and Computer Sciences Government Services Inc.*
10.6	Form of Non-competition Agreement between CSC and Computer Sciences Government Services Inc.*
10.7	Form of Exclusive Non-U.S. Agency Agreement between CSC and Computer Sciences Government Services Inc.*
21.1	List of subsidiaries of Computer Sciences Government Services Inc.*
99.1	Preliminary Information Statement of Computer Sciences Government Services Inc., subject to completion, dated July 10, 2015
* To be filed by amendment.